UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 27, 2007


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                     0-26509                     65-0601272
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 7.01.        REGULATION FD DISCLOSURE

         On June 27, 2007, Daniel Roling, our Chief Executive Officer, gave a presentation at the McCloskey Coal USA 2007 conference in which he disclosed the following:

         o Based on our acquisition and renovation of a 42-mile Tennessee rail line leading directly into our owned reserves on the New River Tract, it is estimated that we increased shipping capacity from 40,000 to more than 250,000 clean tons a month, may reduce transportation costs from $8 to $3 a ton, and may lower prep and wash plant costs by up to 50% in Tennessee; and

         o Our capital expenditures for 2007 are now budgeted for $5 million.

         A copy of the presentation is available on our website and can be accessed at the following address: www.nationalcoal.com.

         The statements made by Mr. Roling were forward-looking statements regarding our performance and budgeted expenditures. Various factors could affect future results and could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. Some of those factors are identified in our periodic reports filed with the Securities and Exchange Commission.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL COAL CORP.



Date:    June 27, 2007                  By:  /s/ T. Michael Love
                                            ------------------------------------
                                                 T. Michael Love
                                                 Chief Financial Officer


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